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Exhibit 23.2

Consent of Independent Auditors

    We consent to the reference to our firm under the captions "Experts" in the Registration Statement (Form S-3) and related Prospectus of Argosy Gaming Company for the registration of $300,000,000 of Debt Securities and Common Stock and to the incorporation by reference therein of our report dated January 30, 2001, except for Note 18 as to which the date is March 8, 2001, with respect to the consolidated financial statements and schedule of Argosy Gaming Company included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                      /s/ Ernst & Young LLP

Chicago, Illinois
June 7, 2001

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  Exhibit 23.2
Consent of Independent Auditors